                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Sapient Corporation
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              SAPIENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 7, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Sapient Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 7, 1997, at 10:00 a.m., at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect two Class I Directors for the ensuing three years;

     2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the current year; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Friday, March 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                            By order of the Board of Directors,

                                            JERRY A. GREENBERG
                                            Secretary

April 4, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sapient Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 7, 1997, at 10:00 a.m., at The Harvard Club, 374 Commonwealth Avenue, Boston, Massachusetts and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     At the close of business on March 21, 1997, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 11,577,315 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 4, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS 02142. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to ratify the appointment of the Company's independent auditors for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a plurality or a majority of the shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of January 31, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) Messrs. Greenberg and Moore, the Co-Chief Executive Officers of the Company, and the two other executive officers listed in the Summary Compensation Table set forth under the caption "Compensation of Executive Officers" below (the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group.

                                                                           AMOUNT AND NATURE
                                                                       OF BENEFICIAL OWNERSHIP(1)
                                                                     ------------------------------
                                                                                         PERCENT OF
                          BENEFICIAL OWNER                           NUMBER OF SHARES      CLASS
-------------------------------------------------------------------  ----------------    ----------
5% STOCKHOLDERS
Jerry A. Greenberg...................................................     3,584,000(2)       31.1%
  Co-Chief Executive Officer c/o Sapient Corporation One Memorial
  Drive Cambridge, Massachusetts 02142
J. Stuart Moore......................................................     3,537,750(3)       30.7%
  Co-Chief Executive Officer c/o Sapient Corporation One Memorial
  Drive Cambridge, Massachusetts 02142

OTHER DIRECTORS
R. Stephen Cheheyl...................................................         2,550(4)          *
Darius W. Gaskins, Jr................................................         2,550(4)          *
Bruce D. Parker......................................................         2,550(4)          *
Carl S. Sloane.......................................................         2,550(4)          *

OTHER NAMED EXECUTIVE OFFICERS
Sheeroy D. Desai.....................................................       213,868(5)        1.8%
Susan D. Johnson.....................................................         8,540(6)          *
All executive officers and directors, as a group (8 persons).........     7,354,358(7)       63.5%

---------------

  * Less than 1%

(1) Beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each stockholder listed above has sole voting power and investment power (or shares such power with his or her spouse) with respect to the shares listed.

(2) Includes 282,579 shares held by the Jerry A. Greenberg Three-Year Qualified Annuity Trust-1996 and 983,608 shares held by the Jerry A. Greenberg Eight-Year Qualified Annuity Trust-1996, of which trusts Mr. Greenberg is a co-trustee and over which shares Mr. Greenberg shares voting and/or investment control.

(3) Includes (i) 980,182 shares held by the J. Stuart Moore Eight-Year Qualified Annuity Trust-1996, of which Mr. Moore is the sole trustee and over which Mr. Moore has sole voting and investment control, (ii) 265,108 shares held by the J. Stuart Moore Two-Year Qualified Annuity Trust-1996 and 13,333 shares held by the J. Stuart Moore Remainder Trust, of which trusts Mr. Moore is a co-trustee and over which shares Mr. Moore shares investment control, (iii) 4,000 shares held by the J. Stuart Moore Irrevocable Trust, of which Mr. Moore's wife is a co-trustee and over which shares Mr. Moore's wife shares voting and/or investment control and (iv) 270,000 shares held by the J. Stuart Moore Gift Trust of 1995, over which shares Mr. Moore does not have voting or investment control but in which shares Mr. Moore has a beneficial interest. Mr. Moore disclaims beneficial ownership of the shares held by the trusts except to the extent of his proportionate pecuniary interest therein.

(4) Includes 1,250 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

(5) Includes 28,150 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

(6) Includes 5,000 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

(7) Includes 38,150 shares which may be acquired pursuant to stock options exercisable within 60 days after January 31, 1997.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at this Meeting, two Class II directors, whose terms expire in 1998, and two Class III directors, whose terms expire in 1999 (in all cases subject to the election and qualification of their successors or their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote each proxy for the election of Jerry A. Greenberg and Bruce D. Parker as Class I directors, unless authority to vote for the election of either or both of the nominees is withheld by marking the proxy to that effect. Messrs. Greenberg and Parker are both currently directors of the Company.

     Each Class I director will be elected to hold office until the Company's annual meeting of stockholders to be held in 2000 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable or unwilling to stand for election, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected.

     All of the Company's directors are listed below with their principal occupation and business experience for the past five years, the names of other publicly held companies of which they serve as a director, age and length of service as a director of the Company.

                                                         PRINCIPAL OCCUPATION, OTHER BUSINESS
                                         DIRECTOR         EXPERIENCE DURING PAST FIVE YEARS
              NAME                 AGE    SINCE                AND OTHER DIRECTORSHIPS
---------------------------------  ---   --------   ----------------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2000 (CLASS I DIRECTORS)

Jerry A. Greenberg...............  31      1991     Mr. Greenberg co-founded the Company in 1991
                                                    and has served as Co-Chairman of the Board of
                                                    Directors and Co-Chief Executive Officer of
                                                    the Company since its inception in 1991.
Bruce D. Parker..................  49      1995     Mr. Parker has been Senior Vice President
                                                    Technology Alliance and Chief Information
                                                    Officer of Ryder Systems, Inc., a
                                                    transportation company, since December 1996
                                                    and was Senior Vice President and Chief
                                                    Information Officer from September 1994 to
                                                    December 1996. From April 1993 until September
                                                    1994, Mr. Parker served as Vice President of
                                                    American Airlines, Inc. and as President of
                                                    its Sabre Development Services Division. Mr.
                                                    Parker served as Vice President of Sabre
                                                    Computer Services Division from 1988 until
                                                    April 1993.

DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS II DIRECTORS)

J. Stuart Moore..................  35      1991     Mr. Moore co-founded the Company in 1991 and
                                                    has served as Co-Chairman of the Board of
                                                    Directors and Co-Chief Executive Officer of
                                                    the Company since its inception in 1991.
Darius W. Gaskins, Jr............  58      1995     Mr. Gaskins is a founding partner of Carlisle,
                                                    Fagan, Gaskins & Wise, Inc., a management
                                                    consulting firm, which was formed in 1993.
                                                    Since June 1991, Mr. Gaskins has also been a
                                                    partner of High Street Associates, Inc., which
                                                    owns and manages specialty chemical companies.
                                                    Mr. Gaskins is a director of Anacomp Inc., UNR
                                                    Industries, Inc. and Northwestern Steel and
                                                    Wire Company.

DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS III DIRECTORS)

Carl S. Sloane...................  60      1995     Mr. Sloane is the Ernest L. Arbuckle Professor
                                                    of Business Administration at Harvard
                                                    University's Graduate School of Business
                                                    Administration, where he has been a member of
                                                    the faculty since September 1991. Mr. Sloane
                                                    is a director of Ionics, Inc. and Rayonier
                                                    Incorporated.

                                                         PRINCIPAL OCCUPATION, OTHER BUSINESS
                                         DIRECTOR         EXPERIENCE DURING PAST FIVE YEARS
              NAME                 AGE    SINCE                AND OTHER DIRECTORSHIPS
---------------------------------  ---   --------   ----------------------------------------------
R. Stephen Cheheyl...............  51      1996     From October 1994 until he retired on December
                                                    31, 1995, Mr. Cheheyl served as Executive Vice
                                                    President, Business Operations, of Bay
                                                    Networks, Inc., a manufacturer of computer
                                                    networking products which was formed through
                                                    the merger of Wellfleet Communications, Inc.
                                                    and Synoptics Communications, Inc. From
                                                    December 1990 to October 1994, Mr. Cheheyl
                                                    served as Senior Vice President, Finance and
                                                    Administration of Wellfleet. Mr. Cheheyl is a
                                                    director of Auspex Systems, Inc., ON
                                                    Technology Corporation and Infinium Software,
                                                    Inc.

     For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met five times (including by telephone conference) during 1996. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

     In February 1996, in connection with the Company's initial public offering of Common Stock, the Board of Directors established an Audit Committee, which is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held two meetings during 1996. The Audit Committee is currently comprised of all four of the Company's non-employee directors.

     In February 1996, in connection with the Company's initial public offering of Common Stock, the Board of Directors established a Compensation Committee, which is responsible for reviewing the Company's overall compensation policies and setting the compensation of the Company's executive officers. The Compensation Committee is currently comprised of all four of the Company's non-employee directors. The Compensation Committee did not meet during 1996.

DIRECTOR COMPENSATION

     All of the non-employee directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Directors receive no other cash compensation for serving as directors.

     On January 10, 1996, each of the Company's four non-employee directors was granted a stock option under the Company's 1992 Stock Plan to acquire 5,000 shares of Common Stock at an exercise price of $8.00 per share, which the Board determined to be the fair market value of the Common Stock on such date. Such options vest in four equal annual installments starting on the first anniversary of the date of grant.

     In February 1996, the Board adopted and the stockholders approved the 1996 Director Stock Option Plan (the "Director Plan"), pursuant to which each new non-employee director elected to the Board of Directors in the future will be granted, upon his or her initial election as a director, an option to purchase 5,000 shares of Common Stock. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will vest over a four year period, provided the optionholder continues to serve as a director of the Company, and will expire ten years from the date of grant

(subject to earlier termination in the event the optionee ceases to serve as a director of the Company). No options have ever been granted under the Director Plan, which provides for the issuance of a maximum of 30,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the compensation in each of the last two fiscal years of the Named Executive Officers.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                                                      ------------------
                                                       ANNUAL             NUMBER OF
                                                   COMPENSATION(1)          SHARES
                                                 -------------------      UNDERLYING       ALL OTHER
               NAME AND                          SALARY      BONUS      STOCK OPTIONS     COMPENSATION
          PRINCIPAL POSITION             YEAR      ($)        ($)        /SARS(#)(2)         ($)(3)
---------------------------------------  ----    -------    --------  ------------------  ------------
Jerry A. Greenberg.....................  1996    $50,000    $106,567             0           $    0
  Co-Chairman of the Board and Co-Chief  1995     50,000     110,500             0                0
  Executive Officer

J. Stuart Moore........................  1996    $50,000    $106,567             0           $1,250
  Co-Chairman of the Board and Co-Chief  1995     50,000     110,500             0                0
  Executive Officer

Sheeroy D. Desai.......................  1996    $50,000    $ 94,900             0           $1,172
  Executive Vice President               1995     50,000      80,750             0            1,250

Susan D. Johnson.......................  1996    $60,000    $ 43,875             0           $1,250
  Chief Financial Officer..............  1995     60,000      26,230        15,000           $1,250

---------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officers for such year.

(2) The Company has never granted any stock appreciation rights.

(3) Amounts shown in this column represent the Company's matching contributions under the Company's 401(k) Plan.

     Each Named Executive Officer has executed agreements which prohibit them from competing with the Company for a period of 12 months following termination of their employment with the Company.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes, for each of the Named Executive Officers, the number of shares acquired on exercise of options during the fiscal year ended December 31, 1996, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by such officers on December 31, 1996. The Company did not grant stock options to any of the Named Executive Officers during the year ended December 31, 1996.

                                                                   NUMBER OF
                                                                    SHARES
                                                                  UNDERLYING
                                          NUMBER                  UNEXERCISED          VALUE OF
                                            OF                    OPTIONS AT      UNEXERCISED IN-THE-
                                          SHARES                 FISCAL YEAR-      MONEY OPTIONS AT
                                         ACQUIRED                     END           FISCAL YEAR-END
                                            ON        VALUE      EXERCISABLE/        EXERCISABLE/
                                         EXERCISE    REALIZED    UNEXERCISABLE       UNEXERCISABLE
                 NAME                      (#)        ($)(1)          (#)               ($)(2)
---------------------------------------  --------    --------    -------------    -------------------
Jerry A. Greenberg(3)..................    --           --            --                  --
J. Stuart Moore(3).....................    --           --            --                  --
Sheeroy D. Desai.......................   71,500     $690,965    19,000/86,000     $784,465/3,523,100
Susan D. Johnson.......................    2,000     $104,250     2,000/24,500     $ 77,876/  955,064

---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Represents the difference between the last reported sale price per share ($42.125) of the Common Stock on December 31, 1996, as reported on the Nasdaq National Market System, and the exercise price.

(3) Messrs. Greenberg and Moore do not participate in the Company's stock plans.

REPORT ON EXECUTIVE COMPENSATION

     Prior to February 1996 all compensation decisions, including the compensation of the Company's executive officers for 1996, were made by Messrs. Greenberg and Moore, the Company's Co-Chief Executive Officers. In February 1996, in connection with the Company's initial public offering of Common Stock, the Board of Directors established a Compensation Committee responsible for reviewing the Company's overall compensation policies and setting the compensation of the Company's executive officers. The Compensation Committee is currently comprised of all four of the Company's non-employee directors.

  Compensation Philosophies and Goals

     The Company's executive compensation program, which consists of a combination of base salary, cash bonuses and stock options, is designed in large part to align executive incentives with the Company's strategic goal of achieving high levels of client satisfaction. Accordingly, more than half of the total cash compensation of the Company's senior executives involved in the delivery of client projects is directly linked to the Company's measurements of client satisfaction. By tying compensation to the achievement of one of the Company's core objectives and fundamental values, the Company believes that a performance-oriented environment is created for its executives and other employees.

     The Company's executive compensation program is also intended to align executive and stockholder interests by providing executives with an equity interest in the Company through the granting of stock options. Consistent with this purpose, because Messrs. Greenberg and Moore, the Company's founders, each already holds a significant equity stake in the Company, they do not participate in the Company's stock option plans.

Beginning in the current fiscal year, the size of option grants will be determined by the Compensation Committee based on its review of various factors, including the executive's position with the Company, the executive's past and expected contributions to the Company and the executive's current stock and option holdings.

     The Company also seeks to structure its executive compensation program in a manner which will reward executives for the achievement of the Company's business objectives as well as for individual performance and will enable the Company to attract and retain key executives.

  Executive Officer Compensation in Fiscal 1996

     In keeping with the Company's desire to create a performance-oriented environment through its compensation programs, the bonus component of the cash compensation payable to the Company's executive officers is generally greater than the base salary component. Base salaries of the executive officers for 1996 were determined by the Company's Co-Chief Executive Officers prior to the Company's initial public offering. For 1996, the base salary of each Named Executive Officer remained at the 1995 level.

     The Company adopted an executive bonus plan for 1996 which covered the executive officers and other senior management of the Company who are involved in the delivery of client projects. Under the bonus plan, the Co-Chief Executive Officers set the target amount of bonus compensation payable to each participant for the year. Each participant's actual bonus compensation was then determined based on the following factors:

     - Client Satisfaction. Sixty percent of each participant's bonus compensation was based on a weighted average of the Company's measurements of client satisfaction throughout the year. These measurements, which were based on a scale of one to ten, were collected by the Company in writing in connection with each client project. In order to receive all of the bonus compensation allocable to this measurement, an overall rating of ten was required, with any rating below a perfect ten resulting in a proportionate reduction in the bonus compensation payable under this factor.

     - Office Communications. Twenty percent of each participant's bonus compensation was based on the participant's office communications rating. These ratings, which were also based on a scale of one to ten, were measured quarterly through office ratings and Company-wide employee surveys. In order to receive all of the bonus compensation allocable to this measurement, a perfect score of ten was required in each rating. In addition, if a specified minimum rating was not achieved by a participant, no portion of the bonus compensation allocable to this measurement was payable to the participant.

     - Revenues. The remaining twenty percent of each participant's bonus compensation was based on the Company's achievement of a revenue target established by the Co-Chief Executive Officers. If the Company failed to meet the specified revenue target, no portion of the bonus compensation allocable to this measurement would be payable. If the Company met the revenue target, 100% of the bonus compensation allocable to this measurement would be payable, and if the Company exceeded the revenue target, the bonus compensation allocable to this measurement would be increased on a proportional basis.

     In February 1997, the Board of Directors reviewed the Company's and each participant's performance against the objective criteria of the plan described above. Based on this review, and in accordance with the criteria described above, bonus payments were approved to each executive officer ranging from approximately 82% to 95% of his or her full target bonus. As indicated in the Summary Compensation Table on page 6, Messrs. Greenberg and Moore each received a bonus of $106,567 in 1996.

     Because the Company's Chief Financial Officer is not directly involved in the delivery of client projects, her bonus compensation was determined with reference to both objective and subjective factors selected by the Co-Chief Executive Officers to provide a direct link between the Chief Financial Officer's compensation and her role in helping the Company attain annual performance measures. For 1996, these factors were the achievement of key financial metrics and management of internal budget controls and other departmental objectives.

     In light of the existing stock and option holdings of each of the Named Executive Officers, no options were granted to any of the executive officers in 1996.

  Compliance with Internal Revenue Code Section 162(m)

     The Company does not believe that Section 162(m) of the Internal Revenue Code, which disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers, will generally have an effect on the Company. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of the Company's compensation program in a manner designed to permit deductibility for federal income tax purposes.

                                            R. Stephen Cheheyl*
                                            Darius W. Gaskins, Jr.*
                                            Jerry A. Greenberg
                                            J. Stuart Moore
                                            Bruce D. Parker*
                                            Carl S. Sloane*
---------------

* Member of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In February 1996, in connection with the Company's initial public offering of Common Stock, the Board of Directors established a Compensation Committee consisting of all four of the Company's non-employee directors. Prior to the establishment of the Compensation Committee, compensation decisions were made by Messrs. Greenberg and Moore, the Company's Co-Chief Executive Officers. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director of or member of the Compensation Committee of the Company.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from April 3, 1996 (the date the Common Stock of the Company was registered under the Securities Exchange Act of 1934) through December 31, 1996 with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the GSTI Computer Services Index. The comparison assumes the investment of $100 on April 3, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

        MEASUREMENT PERIOD                SAPIENT        NASDAQ COMPOSITE      GSTI COMPUTER
      (FISCAL YEAR COVERED)             CORPORATION            INDEX          SERVICES INDEX
 4/3/96                                     100                 100                 100
 4/30/96                                    166                 106                 104
 5/31/96                                    157                 111                 107
 6/28/96                                    133                 106                 105
 7/31/96                                    123                  97                 100
 8/30/96                                    136                 102                 104
 9/30/96                                    140                 110                 113
10/31/96                                    146                 109                 104
11/29/96                                    124                 116                 107
12/31/96                                    133                 115                 102

           PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected the firm of KPMG Peat Marwick LLP as independent auditors of the Company for the current fiscal year. KPMG Peat Marwick LLP has served as the Company's independent auditors since 1994. Although stockholder approval of the Board of Director's selection of KPMG Peat Marwick LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board of Directors will reconsider its selection of KPMG Peat Marwick LLP.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

     The Board of Directors recommends that stockholders vote in favor of the proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other matters are properly presented to the Annual

Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies and the Company will reimburse them for their out-of-pocket expenses in connection with this distribution.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as described below, and based solely upon a review of reports submitted, and representations made, to the Company, the Company believes that during 1996 its executive officers and directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

     Sheeroy Desai, Executive Vice President of the Company, amended his Initial Statement of Beneficial Ownership of Securities on Form 3 to report his exercise of a stock option to purchase 24,000 shares of the Company's Common Stock and the grant of a stock option to purchase 1,500 shares of the Company's Common Stock to his wife. Mr. Desai amended a Statement of Changes in Beneficial Ownership of Securities on Form 4 for the month of April 1996 to report the purchase of 250 shares of the Company's Common Stock by each of himself and his wife.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal offices, One Memorial Drive, Cambridge, Massachusetts 02142, no later than December 5, 1997 in order to be considered for inclusion in the proxy statement for that meeting.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                            By Order of the Board of Directors,

                                            JERRY A. GREENBERG
                                            Secretary

April 4, 1997

                                                                Appendix A




                               SAPIENT CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 1997

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Jerry A. Greenberg and J. Stuart Moore, and each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1997 Annual Meeting of Stockholders of Sapient Corporation and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1 AND 2.

--------------------------------------------------------------------------------
                    PLEASE VOTE, DATE AND SIGN ON OTHER SIDE
                    AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign this Proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

________________________________                ________________________________

________________________________                ________________________________

________________________________                ________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE



1. Election of Class I Directors.                          2.  Ratification of appointment of    For   Against   Abstain
   For both of the nominees listed at                          independent auditors.
   right (except as indicated to                                                                 [ ]     [ ]       [ ]
   the contrary) [ ]           Withhold [ ]


NOMINEES:   JERRY A. GREENBERG
            BRUCE D. PARKER

IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK
THE "FOR" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.
YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.

                                                                       A VOTE FOR THE DIRECTOR NOMINEES AND FOR PROPOSAL
                                                                       NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

                                                                       IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON
                                                                       SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
                                                                       MEETING OR ANY ADJOURNMENT THEREOF.

                                                                       Mark box at right if comments or address change         [ ]
                                                                       have been noted on the reverse side of this card.


Shareholder sign here ----------------      ---------------------------------------       Date ------------------------------
                                            Co-owner sign here


NOTE:  Please be sure to sign and date this Proxy.

DETACH CARD                                                          DETACH CARD

                               SAPIENT CORPORATION


Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on May 7, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Sapient Corporation